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                                                                    EXHIBIT 23.3



[PricewaterhouseCoopers Logo]

PricewaterhouseCoopers S.A.
268 Kifissias Avenue
152 32 Halandri
Greece
www.pricewaterhousecoopers.gr
e-mail: pwc.greece@pwcglobal.com
Tel.: 30-210-6874 400
Fax: 30-210-8674 444



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 ("Amendment No. 1") of our report dated May 11, 2005 relating to the consolidated financial statements for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Amendment
No. 1.



/s/ PricewaterhouseCoopers S.A.
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PricewaterhouseCoopers S.A.
Piraeus, Greece
July 22, 2005